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                                                                   Exhibit 10.56

                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT


        THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the "Amendment"), is entered into effective as of the 10th day of August 2000 by and between VCAMPUS CORPORATION, a Delaware corporation (the "Company"), and NARASIMHAN P. KANNAN ("Kannan"), an individual residing in Virginia.

                                   WITNESSETH:

        WHEREAS, the Company (then doing business under the name University Online, Inc.) and Kannan entered into that certain Employment Agreement dated July 1, 1996 (the "Agreement"); and

        WHEREAS, in connection with the Company's hiring of Daniel Neal as the Company's new Chief Executive Officer and President effective on September 1, 2000 and Kannan's transition to a primary role as the Company's Chairman, the Company and Kannan desire to amend the Agreement upon the terms and conditions enumerated below.

        NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and other good and valuable consideration, including the continued employment of Kannan by the Company and the compensation received by Kannan from the Company from time to time, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

        A.  The Agreement shall be amended as follows:

            (1) The introductory paragraph shall be amended by removing the reference to "University Online, Inc. ("UOL")," and inserting in lieu thereof "VCampus Corporation (the "Company")." In addition, all references to "UOL" in the Agreement shall be changed to "the Company."

            (2) Section 1 of the Agreement shall be deleted in its entirety, and the following is inserted in lieu thereof:

            "The Company agrees to employ Kannan, and Kannan agrees to be employed, as Chairman of the Board of Directors of the Company, or in such other management position as the Board of Directors and Kannan may mutually agree from time to time, for a term of one (1) year commencing August 10, 2000 and ending August 10, 2001 (the "Initial Term"), unless such employment is sooner terminated as provided herein."

            (3) Section 3 of the Agreement shall be deleted in its entirety, and the following is inserted in lieu thereof:

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                        (a) In consideration of Kannan 's services as Chairman
    of the Board (or any other capacity in which Kannan may be employed by the Company), effective beginning September 1, 2000 the Company shall pay Kannan a minimum annual base salary of Two Hundred Twenty Thousand and 00/100 Dollars ($220,000.00) per annum, payable in equal monthly installments in accordance with the Company's normal payroll practices, plus an annual performance bonus of up to fifty percent (50%) of Kannan's base salary in an amount to be determined by the Board of Directors of the Company in its sole discretion, based upon the growth rate in revenues and earnings of the Company during the term hereof. Kannan's total compensation shall also be reviewed by the Board of Directors of the Company on an annual basis during the term hereof and may be increased as the Company deems appropriate in its sole discretion.

                        (b) Pursuant to Board approval obtained on the date hereof, the Company grants Kannan an option (the "Option") to purchase, at fair market value on the date hereof ($7.395 per share), One Hundred Fifty Thousand (150,000) shares of the Common Stock of the Company, subject to a 4-year vesting schedule, and other such terms, conditions and restrictions set forth in a Stock Option Agreement to be entered into by and between the Company and Kannan after the date hereof.

                        (c) Pursuant to Board approval obtained on the date hereof, the option previously granted to Kannan to purchase Seventy-Five Thousand (75,000) shares of the Company's Common Stock at $14.69 per share shall become fully vested on September 1, 2000.

        (4) Kannan acknowledges and agrees that the hiring of Mr. Neal and Kannan's transition to his primary role as Chairman do not constitute a termination for "Good Reason" for purposes of Section 7 of the Agreement.

    B. Except as specifically amended or modified by this Amendment, the terms and conditions of the Agreement shall be restated as of the date hereof and shall otherwise remain unimpaired, unaffected, and unchanged in every particular as set forth in the Agreement.

    C. This Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Amendment.

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        IN WITNESS WHEREOF, each of the parties hereto acknowledges having read and understood the contents and effect of this Amendment and has executed this Amendment freely and with full authority duly given, all as of the date first above written.


                                       VCampus Corporation

                                       By: ______________________________
                                       Name:_____________________________
                                       Title:____________________________



                                       _____________________________(SEAL)
                                              Narasimhan P. Kannan




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